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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934



                          ON STAGE ENTERTAINMENT, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



        Nevada                                              88-0214292
        ------                                              ----------
(State of incorporation                                  (I.R.S. Employer
   or organization)                                     Identification No.)



       4625 West Nevso Drive
         Las Vegas, Nevada                                     89103
         -----------------                                     -----
(Address of principal executive offices)                     (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. o

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. o


        Securities to be registered pursuant to Section 12(b) of the Act:


 Title of each class                             Name of each exchange on which
 to be so registered                             each class is to be registered
 -------------------                             ------------------------------

        None                                                 None

        Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
             Redeemable Warrants to purchase shares of Common Stock
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                                (Title of class)

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Item 1.           Description of Registrant's Securities to be Registered.

         The section "Description of Securities," to be included in a form of prospectus that will subsequently be filed by the Registrant pursuant to Rule 424 of the Securities Act of 1933, as amended, shall be deemed incorporated by reference into this registration statement.

Item 2.           Exhibits.

         3.1 Articles of Incorporation of the Registrant. Reference is made to Exhibit 3.1 of the Registration Statement on Form SB-2 (File No. 24681) of the Registrant, as amended.

         3.2 Amended and Restated Bylaws of the Registrant. Reference is made to Exhibit 3.2 of the Registration Statement on Form SB-2 (File No. 333-24681) of the Registrant, as amended.

         4.1 Specimen stock certificate representing the Common Stock. Reference is made to exhibit 4.1 of the Registration Statement on Form SB-2 (File No. 333-24681) of the Registrant, as amended.

         4.2 Specimen warrant certificate representing the Warrants. Reference is made to Exhibit 4.2 of the Registration Statement on Form SB-2 (File No. 333-24681) of the Registrant, as amended.

         4.3      Form of Public Warrant Agreement. Reference is made to Exhibit
                  4.3 of the Registration Statement on Form SB-2 (File No. 333-24681) of the Registrant, as amended.

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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



Date: August 6, 1997             ON STAGE ENTERTAINMENT, INC.


                                 By:
                                    ------------------------------------------
                                 Name:  Kiran S. Sidhu
                                 Title: Senior Vice President, Chief Financial
                                        Officer and Treasurer